U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2023
ADVANCED EMISSIONS SOLUTIONS, INC.

(Name of registrant as specified in its charter)

Delaware	001-37822	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8051 E. Maplewood Avenue, Suite 210, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 598-3500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	ADES	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 3.02	Unregistered Sale of Equity Securities.
On July 17, 2023, Advanced Emissions Solutions, Inc. (the "Company") entered into a Subscription Agreement (the "Subscription Agreement") with Mr. Robert "Bob" Rasmus and entities controlled by Mr. Rasmus, in connection with his appointment as the Company’s President and Chief Executive Officer, as described below under Item 5.02 in this Current Report on Form 8-K. Pursuant to the Subscription Agreement, Mr. Rasmus subscribed for and agreed to purchase 950,000 shares of the Company’s common stock, par value $0.001 per share, from the Company for an aggregate purchase price of $1,800,000 (at a price per share of approximately $1.90). The purchase of the securities is expected to close on or prior to the 30th day following the date of the Subscription Agreement. The securities to be issued to Mr. Rasmus under the Subscription Agreement will be issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Company is relying on this exemption from registration based in part on representations made by Mr. Rasmus under the Subscription Agreement.
The sale of the securities pursuant to the Subscription Agreement has not been registered under the Securities Act or any state securities laws. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.
The foregoing summary of the Subscription Agreement does not purport to be a complete description of the Subscription Agreement and is qualified in its entirety by reference to the full text of the Subscription Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 14, 2023, the Company’s Board of Directors (the "Board") appointed Mr. Rasmus to succeed Greg Marken as the Company’s President and Chief Executive Officer effective July 17, 2023 (the "Effective Date"). The Board also increased the size of the Board to eight directors and appointed Mr. Rasmus to fill the vacancy as a Board member, effective as of the Effective Date. A press release, dated July 17, 2023, announcing this Chief Executive Officer transition is attached hereto as Exhibit 99.1.
Mr. Marken will remain as an employee of the Company until his employment with the Company terminates on August 28, 2023. It is expected that Mr. Marken will enter into a separation agreement, all of the material terms of which have not yet been finalized as of the date of this Current Report on Form 8-K and will be disclosed once finalized in accordance with SEC requirements.
Prior to the Effective Date, between 2012 and 2020, Mr. Rasmus, age 66, served as the Chief Executive Officer and a director of Hi-Crush, Inc., a fully integrated provider of proppant and logistics services for hydraulic fracturing operations that Mr. Rasmus founded in 2012. Prior to founding Hi-Crush, Mr. Rasmus was the Co-Founder and Managing Partner of Red Oak Capital Management, and was President of Thunderbolt Capital Corp., a venture firm focused on start-up and early-stage private equity investments. He also previously served as a Senior Managing Director of Banc One Capital Markets, Inc. and a Managing Director and Head of Investment Banking in London for First Chicago Ltd. Mr. Rasmus holds a B.A. degree in Government and International Relations from the University of Notre Dame.
In connection with his appointment, the Company and Mr. Rasmus entered into an employment agreement (the "Employment Agreement"). The Employment Agreement provides for (i) a base salary of $50,000, (ii) a target annual bonus of 100% of base salary and a maximum annual bonus of 200% of base salary, (iii) a target annual long-term incentive compensation awards of 75% of base salary, (iv) a sign-on bonus of $125,000, subject to repayment in the event of a termination for Cause or resignation without Good Reason (each as defined in the Employment Agreement) within one year of the Effective Date, and (v) reimbursement of up to $20,000 of legal fees and expenses incurred by Mr. Rasmus in connection with the Employment Agreement. In addition, the Employment Agreement provides for the following employment inducement awards granted in accordance with Nasdaq Listing Rule 5635(c)(4): (a) an option to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $3.00 (or, if greater, the fair market value per share on the grant date), which vests ratably in three equal annual installments and (b) 400,000 restricted stock units ("RSUs"), which vests as to 250,000 RSUs when the volume weighted average price ("VWAP") of the Company’s common stock over a 30-day period equals $10.00 per share and as to 150,000 RSUs when the VWAP over a 30-day period equals $15.00 per share, in each case, prior to the third anniversary of the Effective Date.

In the event Mr. Rasmus is terminated without Cause or resigns for Good Reason, the Employment Agreement provides for the following severance benefits, subject to his execution of a release of claims: (i) a lump sum payment equal to his base salary plus his target annual bonus and (ii) accelerated vesting of the inducement option award. In addition, the inducement RSU award agreement provides for accelerated vesting if such termination without Cause or resignation for Good Reason occurs more than 18 months but less than three years following the Effective Date. The Employment Agreement also includes standard confidentiality, inventions assignment, non-competition, and customer and employee non-solicitation.
The foregoing summary of the Employment Agreement does not purport to be a complete description of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.
In addition, as described under Item 3.02 above, which is incorporated herein by reference, the Company entered into a Subscription Agreement with Mr. Rasmus, pursuant to which he agreed to purchase 950,000 shares of the Company’s common stock, par value $0.001 per share, from the Company for an aggregate purchase price of $1,800,000 (at a price per share of approximately $1.90).
Other than as described herein, Mr. Rasmus has no direct or indirect material interest in any other transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities Act. In addition, there are no arrangements or understandings between Mr. Rasmus and any other persons pursuant to which Mr. Rasmus was selected as an officer of the Company.

Item 8.01	Other Events
On July 17, 2023, the Company issued a press release announcing the management changes described in this Current Report on Form 8-K, the full text of which is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Subscription Agreement by and between Robert E. Rasmus, RER Legacy Investments II LLC and Advanced Emissions Solutions, Inc., dated July 17, 2023.
10.2	Employment Agreement by and between Robert E. Rasmus and Advanced Emissions Solutions, Inc., dated July 17, 2023.
99.1	Press Release, dated July 17, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2023

Advanced Emissions Solutions, Inc.
Registrant

/s/ Morgan Fields
Morgan Fields
Chief Accounting Officer

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